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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of PartnerRe Ltd. on Form S-3, which also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-70810 on Form S-3, of our reports dated February 12, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of PartnerRe Ltd. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche

Deloitte & Touche

Hamilton, Bermuda
October 25, 2001